Exhibit 1(i)

                        BLACKROCK FOCUS TWENTY FUND, INC.

                              ARTICLES OF AMENDMENT

      BLACKROCK FOCUS TWENTY FUND, INC., a Maryland corporation (the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The name of the corporation is BLACKROCK FOCUS TWENTY FUND, INC.

      SECOND: The charter of the Corporation is hereby amended by deleting
Article I thereof in its entirety and inserting the following in lieu thereof:

                                    ARTICLE I

                                      NAME

      The name of the Corporation is

      BLACKROCK FOCUS GROWTH FUND, INC.

      THIRD: These Articles of Amendment have been approved by a majority of the entire Board of Directors of the Corporation and are limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law and are therefore made without action by the stockholders.

      FOURTH: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FIFTH: As amended hereby, the Corporation's charter shall remain in full force and effect.

      SIXTH: These Articles of Amendment shall be effective as of the 17th day of December, 2007.


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      IN WITNESS WHEREOF, BLACKROCK FOCUS TWENTY FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Assistant Secretary as of the ____ day of December, 2007.

                                        BLACKROCK FOCUS TWENTY FUND, INC.

                                        By:_____________________________________
                                           Donald C. Burke, President and Chief
                                           Executive Officer


Witness:


______________________________________
Denis R. Molleur, Assistant Secretary


      THE UNDERSIGNED, President and Chief Executive Officer of the Corporation, who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and further certifies, as to all of the matters and facts required to be verified under oath, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.


                                        ________________________________________
                                        Donald C. Burke, President and Chief
                                        Executive Officer